UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2012

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition

On January 31, 2012, Lexmark International, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2011. The text of the press release announcing the financial results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.                      Costs Associated with Exit or Disposal Activities

As part of the Company’s ongoing plans to increase the focus of the Company’s talent and resources on higher usage business platforms, the Company announced restructuring actions today.  This January 2012 plan includes reductions primarily in the areas of manufacturing, marketing, sales and other infrastructure.  The Company expects to redeploy a significant portion of the savings from these initiatives toward business products, solutions and channels.  The company expects these actions to be principally complete by the end of the first quarter of 2013.

These January 2012 actions are expected to impact about 625 positions worldwide and will result in total pre-tax charges of approximately $35 million with approximately $8 million incurred in the fourth quarter of 2011.  The company expects the total cash cost of this plan to be approximately $24 million.

Lexmark expects these January 2012 actions to generate cash savings of approximately $15 million in 2012 and ongoing cash savings beginning in 2013 of approximately $28 million.  These ongoing savings should be split approximately 80% to operating expense and 20% to cost of goods sold.

Item 9.01.                      Financial Statements and Exhibits

(d)      Exhibits

   Exhibit No.                       Description of Exhibit

99.1	Press Release issued by Lexmark International, Inc., dated January 31, 2012.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations between the GAAP and non-GAAP financial measures contained in the press release in the financial statements attached thereto, which is attached hereto as Exhibit 99.1 and in the Earnings Presentation Slides posted on the Company’s investor relations website at http://investor.lexmark.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

January 31, 2012	By:	/s/ John W. Gamble, Jr.
John W. Gamble, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description of Exhibit

99.1	Press Release issued by Lexmark International, Inc., dated January 31, 2012.